Exhibit 99.1
TeraWulf Expands Contracted Power Capacity at its Muskie Data Campus to 1 GW
Amended Kentucky Power agreement advances the second 500 MW phase into 2029 amid strong customer interest
EASTON, Md. – October 5, 2026 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a vertically integrated owner, developer and operator of large-scale digital infrastructure, today announced that it has executed an amended and restated electric service agreement with Kentucky Power, an American Electric Power (“AEP”) company, increasing contracted power capacity at its Muskie Data Campus in eastern Kentucky from 500 megawatts (“MW”) to 1 gigawatt (“GW”).
The amendment advances planned delivery of Muskie’s second 500 MW phase from 2030 to 2029, subject to Kentucky Public Service Commission approval and Kentucky Power’s construction schedule. Development will proceed consistent with the requirements of Governor Beshear’s Executive Order on Data Center Development (2026-494). The first 500 MW phase remains targeted to begin ramping in 2028.
“Customer interest in Muskie has been tremendous, and power availability is central to those conversations,” said Paul Prager, Chairman and Chief Executive Officer of TeraWulf. “Securing the next 500 MW and moving its planned delivery into 2029 gives us greater flexibility to meet prospective customers’ deployment needs. It also builds on the progress our teams have made with Kentucky Power since we acquired the site.” Additionally, the Company continues to evaluate the campus’s potential to support up to 2 GW over time, subject to additional utility planning, infrastructure and agreements.
TeraWulf acquired Muskie in May 2026 for phased development as an AI and high-performance computing campus. Kentucky Power is developing a 765-kV / 345-kV substation connected to the regional transmission network to serve the site.
The Muskie amendment follows TeraWulf’s approach to large-scale development in Kentucky: coordinate with the utility on the infrastructure needed to serve the campus, provide financial protections for utility investment and structure the agreement to benefit existing customers. In August, the Kentucky Public Service Commission approved the separate electric service agreement for TeraWulf’s Justified Data Campus in Hawesville, finding that its terms adequately protected existing customers and appropriately allocated the costs and risks of serving that project.

About TeraWulf
TeraWulf develops, owns and operates large-scale, power-backed digital infrastructure in the United States, purpose-built for high-performance computing and artificial intelligence workloads. The Company combines long-term control of land, power and interconnection infrastructure with deep in-house expertise in energy markets, infrastructure development and data center operations. TeraWulf operates the Lake Mariner Data Campus in New York and is developing and pursuing additional large-scale campuses in Kentucky, New York and Maryland. The Company also operates existing bitcoin-mining infrastructure at Lake Mariner, portions of which are being repurposed to support contracted HPC development.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (2) TeraWulf’s ability to complete its data center campuses and future strategic growth initiatives in a timely manner or within anticipated cost estimates; (3) operational risks associated with its data centers and TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (6) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (9) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.
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